Exhibit 99.1

GENCOR ANNOUNCES NYSE AMERICAN ACCEPTANCE OF COMPLIANCE PLAN

June 27, 2025 (PRIME NEWSWIRE) – Gencor Industries, Inc. (the “Company” or “Gencor”) (NYSE American: GENC) announced today that NYSE American LLC (“NYSE American”) notified the Company that NYSE Regulation (“NYSE”) accepted the Company’s request for an extension to regain compliance with Sections 134 and 1101 of the NYSE American’s continued listing standards, granting the Company a plan period through August 19, 2025 (the “New Cure Deadline”) to submit its delinquent reports.

The Company requested the extension to allow it additional time to coordinate the completion of its Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2024 and March 31, 2025. While the Company is currently not in compliance with the NYSE American continued listing standards as a result of its failure to timely file with the Securities and Exchange Commission its Annual Report on Form 10-K for the year ended September 30, 2024 as well as its Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2024 and March 31, 2025, its listing is being continued pursuant to the extension. The Company will be subject to periodic review by NYSE during the extension period. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from the NYSE American.

The Company currently expects to file its Annual Report on Form 10-K for the year ended September 30, 2024 within the initial six-month period and its Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2024 and March 31, 2025 by the New Cure Deadline; however, there can be no assurance that the delinquent reports will be filed within such periods.

Gencor Industries, Inc. is a diversified heavy machinery manufacturer for the production of highway construction materials and equipment and environmental control machinery and equipment used in a variety of applications.

Caution Concerning Forward Looking Statements—This press release and our other communications and statements may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements about the Company’s beliefs, plans, objectives, goals, expectations, estimates, projections and intentions. Such forward-looking statements may relate, among other things, to the ability to file all required reports by August 19, 2025, for the Company to remain in compliance with NYSE’s listing rules, and for the Company’s common stock to remain listed. These statements are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond the Company’s control. Actual results may differ materially depending on a variety of important factors, including the financial condition of the Company’s customers, changes in the economic and competitive environments and demand for the Company’s products. In addition, the impact of (i) the US government’s recent tariff announcements, (ii) the invasion by Russia into Ukraine, and (iii) the conflict between Israel, Hamas and Iran, as well as actions taken by other countries, including the U.S., in response to such tariff announcements and conflicts, could result in a disruption in our supply chain and higher costs of our products. The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “target,” “goal,” and similar expressions are intended to identify forward-looking statements.

For information concerning these factors and related matters, see the following sections of the Company’s Annual Report on Form 10-K for the year ended September 30, 2023: (a) Part I, Item 1A, “Risk Factors” and (b) Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

However, other factors besides those referenced could adversely affect the Company’s results, and you should not consider any such list of factors to be a complete set of all potential risks or uncertainties. Any forward-looking statements made by the Company herein speak as of the date of this press release. The Company does not undertake to update any forward-looking statements, except as required by law.

Unless the context otherwise indicates, all references in this press release to the “Company,” “Gencor,” “we,” “us,” or “our,” or similar words are to Gencor Industries, Inc. and its subsidiaries.

Contact: Eric Mellen, Chief Financial Officer

407-290-6000